Exhibit 10.2

SAKS INCORPORATED

Stock Option Grant Document

«Name»

Name of Optionee

«Grant_Date»

Date of Grant

$«FMV_on_Grant_Date»

Stock Option Exercise Price

«Number_of_Shares»

Number of Shares Subject to the Stock Option

Dear Optionee:

This letter constitutes a “Grant Document” referred to in that certain Stock Option Agreement dated [date of Agreement](the “Agreement”) between Saks Incorporated (the “Company”) and you. I am pleased to inform you that the Company has awarded to you a Stock Option (the “Option”) for the number of shares of the Company’s Common Stock, indicated above. The Option was awarded to you pursuant and subject to the terms and conditions (1) of the Company’s 2009 Long Term Incentive Plan (the “Plan”), (2) the Agreement, and (3) this Grant Document.

[You may exercise the Option at the time(s) and upon the conditions set forth in the Plan and the Agreement]

or

[You may exercise the Option as follows:

Insert vesting schedule if different than Agreement]

Saks Incorporated

By:	/S/ CHRISTINE A. MORENA
Christine A. Morena Executive Vice President Corporate—Human Resources